EX-99.906CERT

CERTIFICATIONS

Andrew B. Wellington, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Lyrical U.S. Value Equity Fund, a series of Ultimus Managers Trust (the “Registrant”), each certify to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2014 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Ultimus Managers Trust	Ultimus Managers Trust

/s/ Andrew B. Wellington	/s/ Mark J. Seger
Andrew B. Wellington, Principal	Mark J. Seger, Treasurer
Executive Officer of Lyrical U.S.
Value Equity Fund

Date: July 31, 2014	Date: July 31, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ultimus Managers Trust  and will be retained by Ultimus Managers Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.